Filed Pursuant to Rule 424(c)
                                                    Registration No. 333-50235

                      SUPPLEMENT NO. 1 DATED JUNE 15, 1998
                        TO PROSPECTUS DATED MAY 15, 1998
                                   RELATING TO

                         THE HOUSTON EXPLORATION COMPANY

                                OFFER TO EXCHANGE

 $1,000 PRINCIPAL AMOUNT OF 8 5/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
                 FOR EACH $1,000 PRINCIPAL AMOUNT OF OUTSTANDING
               8 5/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A
            ($100,000,000 IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

         All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus dated May 15, 1998, forming a part of the Registration Statement on Form S-4 of The Houston Exploration Company (the "Company"), Registration No. 333-50235. Any cross-references in this Supplement refer to portions of the Prospectus. Capitalized terms used without definition in this Supplement have the meanings given to such terms in the Prospectus.

         The purpose of this Supplement is to provide additional information regarding the Exchange Offer. As contemplated by the description of the Exchange Offer contained in the Prospectus under "The Exchange Offer--Expiration Date; Extensions; Amendments," the Company has extended the Expiration Date of the Exchange Offer to 5:00 p.m., New York City time, on June 18, 1998. All references to the Expiration Date in the Prospectus and this Supplement shall refer to such extended Expiration Date, unless such date is further extended. The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.